EXHIBIT 4.5
[Execution Copy]

AGREEMENT

OF

RESIGNATION, APPOINTMENT AND ACCEPTANCE

Among

THE BANK OF NEW YORK MELLON, as Resigning Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Successor Trustee

And

PENNSYLVANIA ELECTRIC COMPANY

Dated as of October 1, 2009

To Pennsylvania Electric Company

Indenture, Dated as of April 1, 1999

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of October 1, 2009, among The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York (the “Resigning Trustee”), The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”) and Pennsylvania Electric Company, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (the “Company”).

WHEREAS, the Company has heretofore executed and delivered to the Resigning Trustee a certain Indenture between the Company and United States Trust Company of New York as Trustee, where The Bank of New York Mellon is Successor Trustee, dated as of April 1, 1999 to provide for the issuance from time to time of its Notes, as defined in the Indenture, in the manner as set forth in the Indenture (such Indenture as heretofore supplemented is hereinafter referred to as the “Indenture”);

WHEREAS, the Resigning Trustee has been acting as Trustee, paying agent and registrar, and in certain other capacities assigned to it under the Indenture, pursuant to which Indenture the Company has issued its Notes;

WHEREAS, Section 8.10(a) of the Indenture provides that the Trustee under the Indenture may at any time resign as Trustee under the Indenture by giving written notice to the Company;

WHEREAS, if the Trustee shall resign, Section 8.11(a) provides that the Company, by a Board Resolution, shall promptly appoint a successor Trustee;

WHEREAS, the Resigning Trustee desires to resign as Trustee as permitted by Section 8.10(a) of the Indenture;

WHEREAS, the Company desires to appoint the Successor Trustee as Trustee under the Indenture;

WHEREAS, the Successor Trustee desires to accept such appointment as Trustee as required by Section 8.10(e) of the Indenture;

WHEREAS, by Board Resolutions of the Company dated as of September 29, 2009, and attached hereto as Exhibit A, the Company has appointed the Successor Trustee as Trustee, paying agent and registrar under the Indenture, and the undersigned officers of the Company were authorized, directed and ordered to execute and deliver this Agreement, such

Board Resolutions have not been amended or revoked and are in full force and effect on the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

SUCCESSION

Section 1.01          Resignation of Trustee.  Effective at the close of business on the date hereof (the “Effective Date”), the Resigning Trustee hereby resigns as Trustee, paying agent and registrar, and in all other capacities appointed and served under the Indenture. The Company accepts such resignation and waives any required notice thereof under the Indenture.

Section 1.02          Appointment of Successor Trustee.  The Company hereby appoints the Successor Trustee to serve as Trustee, paying agent and registrar, and in all such other capacities served by the Resigning Trustee under the Indenture, with all the rights, powers and immunities vested in, and all duties and obligations binding on, the Trustee, on the Effective Date.  In accordance with the provisions of the Indenture, all rights, powers, duties and obligations of the Trustee, shall be vested in and undertaken by the Successor Trustee.

Section 1.03          Assignment of Powers and Property.  At the request of the Company, the Resigning Trustee hereby confirms, assigns, transfers and sets over to the Successor Trustee, its successors and assigns, as its successor in trust under the Indenture, all the right, title and interest of the Resigning Trustee in and to all Senior Notes held by the Trustee, and all such other rights, powers, trusts, duties and obligations of the Resigning Trustee under the Indenture and hereby does pay over, assign and deliver to the Successor Trustee all money, Notes and all other property held by the Resigning Trustee under the Indenture.

Section 1.04          Company Joinder.  The Company, for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee as successor Trustee under the Indenture said Notes, rights, powers, trusts, duties and obligations, at the request of the Successor Trustee, hereby joins in the execution hereof.

Section 1.05          Acceptance of Appointment.  The Successor Trustee hereby accepts the appointment as successor Trustee, paying agent and registrar under the Indenture, effective at the close of the Effective date, and assumes the rights and duties of the Successor Trustee with respect to any such Senior Notes, any other properties, rights, powers, trusts, duties and obligations vested in the Trustee under the Indenture and agrees to serve as Trustee, paying agent and registrar, and in any other capacities served by the Resigning Trustee under the Indenture, and to perform all such duties and obligations of the Trustee, paying agent and registrar under the Indenture.

Section 1.06.         Notice to Bond Holders.  The Company and the Successor Trustee will notify all the registered holders of the Company’s outstanding Notes of the resignation of the Resigning Trustee and the appointment and acceptance of the Successor Trustee hereunder, as provided by Sections 8.11(b) and 8.12(c) of the Indenture.

Section 1.07          Further Assurances.   The Resigning Trustee hereby agrees, upon the reasonable request of the Company or the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may be reasonably required for more fully and certainly vesting and confirming in the Successor Trustee all the right, title and interest of the Resigning Trustee in and to the Notes and any with respect to all such other properties, rights, powers, trusts, duties and obligations held in trust by the Trustee under the Indenture.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01          Representations and Warranties of Resigning Trustee. The Resigning Trustee hereby represents and warrants to the Company and the Successor Trustee as follows:

(a)
The Resigning Trustee is a New York banking corporation duly organized and validly existing under the laws of the State of New York, and has the power and authority to execute and deliver this Agreement; and

(b)
to the best knowledge of the Resigning Trustee, no Default or Event of Default has occurred and is continuing under the Indenture, and no suit, action, claim or proceeding is pending or threatened against the Resigning Trustee in connection with its actions as Trustee or relating to the Notes issued and outstanding under the Indenture.

Section 2.02           Representations and Warranties of the Successor Trustee. The Successor Trustee hereby represents and warrants to the Company and the Resigning Trustee as follows:

(a)	The Successor Trustee is a national banking association organized and validly existing under the laws of the United States of America; and

(b)	the Successor Trustee is qualified and eligible to serve as Trustee under the Indenture; and

(c)	the Successor Trustee has the power and authority to execute and deliver this Agreement.

Section 2.03          Representations and Warranties of the Company.  The Company hereby represents and warrants to the Resigning Trustee and the Successor Trustee as follows:

(a)
The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and has the power and authority to execute and deliver this Agreement, and to appoint the Successor Trustee under the Indenture; and

(b)
to the best knowledge of the Company, no Default or Event of Default has occurred and is continuing under the Indenture, and no suit, action, claim or proceeding is pending or threatened against the Company under or relating to the Indenture or any of the Notes issued and outstanding under the Indenture or with respect to any of the Senior Note First Mortgage Bonds held by the Trustee.

ARTICLE III

MISCELLANEOUS

Section 3.01           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.02          Counterparts.  This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

Section 3. 03         Definitions.  Any term herein used and not otherwise defined in this Agreement shall have the meaning ascribed to it in the Indenture.

Section 3.04.         Preservation of Rights.  Except as expressly otherwise provided herein, nothing contained in this Agreement shall in any way affect the obligations or rights of the Company, the Resigning Trustee, the Successor Trustee or any holder of the Company’s Notes issued and outstanding under the Indenture.

Section 3.05          Severability.  In the event any provision of this Agreement shall be held invalid or unenforceable, such holding shall no invalidate or render unenforceable any other provision hereof.

Section 3.06          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Resigning Trustee, the Successor Trustee and the Company, and their respective successors and assigns.

Section 3.07           Amendments.  This Agreement may be amended only in a writing signed by all parties hereto.

IN WITNESS WHEREOF,

THE BANK OF NEW YORK MELLON has caused this instrument to be signed and acknowledged by one of its Vice Presidents, and corporate seal to be affixed hereunto, and the same to be attested by an Assistant Secretary in the City of New York, State of New York;

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. has caused this instrument to be signed and acknowledged by one of its Vice Presidents, and corporate seal to be affixed hereunto, and the same to be attested by an Assistant Secretary in the City of Cleveland, State of Ohio; and

PENNSYLVANIA ELECTRIC COMPANY has caused this instrument to be signed and acknowledged by one of its Vice Presidents, and corporate seal to be affixed hereunto, and the same to be attested by the Secretary or an Assistant Secretary in the City of Akron, State of Ohio;

And dated as of October 1, 2009

[Signature Pages Follows]

THE BANK OF NEW YORK MELLON, as
                             Resigning Trustee

            By:    /s/ Carlos Luciano
            Name: Carlos Luciano
                        Title: Vice President

[Seal]

Attest:

Francine Kincaid
Name: Francine Kincaid
Title:   Vice President

STATE OF NEW YORK                                     :
:           ss.
COUNTY OF NEW YORK                                  :

On this ______ day of October, 2009, before me, ___________, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared Carlos Luciano, who acknowledged himself to be a Vice President of The Bank of New York Mellon, a New York corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the same of the corporation by himself as Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

   /s/ Carolina Kolik
Name:
Notary Public, State of New York
My Commission Expires 8/20/2011

[Notarial Seal]

Carolina Kolik
Notary Public, State of New York
No. 01KO6173055
Qualified in Kings County
Commission Expires 8/20/2011

                                THE BANK OF NEW YORK MELLON TRUST
                     COMPANY, N.A., as Successor Trustee

                                By:  /s/ Lisa J. Jennings
                                Name: Lisa J. Jennings
                                Title: Vice President

[Seal]

Attest:

  /s/ David Baird
Name: David Baird
Title:    Vice President and Assistant Secretary

STATE OF OHIO                                   :
:           ss.
COUNTY OF CUYAHOGA                      :

On this 29th day of September, 2009, before me, Susan J. Demaske, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared Lisa J. Jennings, who acknowledged herself to be a Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the same of the company by herself as Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

  /s/ Susan Demaske
Name:
Notary Public, State of Ohio
My Commission Expires ____________

[Notarial Seal]

Susan Demaske – Attorney At Law
Notary Public, State of Ohio
My commission has no expiration date
Section 147.03 R.C.

                                 PENNSYLVANIA ELECTRIC COMPANY

                                 By:   /s/ Randy Scilla
                                 Name: Randy Scilla
                                 Title:   Assistant Treasurer

[Seal]

Attest:

  /s/ Jacqueline S. Cooper
Name: Jacqueline S. Cooper
Title:   Assistant Corporate Secretary

STATE OF OHIO                                   :
:           ss.
COUNTY OF SUMMIT                            :

On this 2nd day of October, 2009, before me, Michele Buchtel, a Notary Public for the State and County aforesaid, the undersigned officer, personally appeared Randy Scilla, who acknowledged himself to be an Assistant Treasurer of Pennsylvania Electric Company, a corporation existing under the laws of the Commonwealth of Pennsylvania, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purpose therein contained by signing the same of the corporation by himself as Assistant Treasurer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

  /s/ Michele A. Buchtel
Name:
Notary Public, State of Ohio
My Commission Expires Aug. 28, 2011

[Notarial Seal]

Michele S. Buchtel
Resident Summit County
Notary Public, State of Ohio
My commission expires:  8/28/11

Exhibit A

Pennsylvania Electric Company
Board Resolutions

                                                                                NOTICE
TO HOLDERS OF PENNSYLVANIA ELECTRIC COMPANY’s

                                                                              $125,000,000 6.625% Senior Notes Due 2019, CUSIP No. 708696BM0
                                                                              $150,000,000 5.125% Senior Notes Due 2014, CUSIP No. 708696BS7
 $35,000,000   7.77% Medium Term Notes Due 2010, CUSIP No. 70869QAD7
                                                         $300,000,000 6.05% Senior Notes Due 2017, CUSIP No. 708696BT5
                                                   $250,000,000 5.20% Senior Notes Due 2020, CUSIP No. 708696BW8  BW8
                                                   $250,000,000 6.15% Senior Notes Due 2038, CUSIP No. 708696BV0   BV0

NOTE: THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT SECURITIES.  IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS, AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RETRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

NOTICE IS HEREBY GIVEN, pursuant to Section 8.12 (c) of the Indenture (the “Indenture”), dated as of April 1, 1999, by and between Pennsylvania Electric Company (the “Company”) and The Bank of New York Mellon (“BNY Mellon”), as Trustee, that BNY Mellon has resigned as Trustee, paying agent and registrar under the Indenture and with respect to all series of Notes issued under the Indenture.

Pursuant to Section 8.12(a) of the Indenture, The Bank of New York Mellon Trust Company, N.A. (“BNY Mellon Trust”) has accepted the Company’s appointment as successor Trustee, paying agent and registrar under the Indenture.  The address of the corporate trust office of BNY Mellon Trust is 1660 West 2nd Street, Suite 830, Cleveland, OH 44113.  BNY Mellon’s resignation as Trustee, paying agent and registrar and BNY Mellon Trust’s appointment as successor Trustee, paying agent and registrar were effective as of the close of business on October 1, 2009.

Dated: October 1, 2009

Very truly yours,

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., Successor Trustee

NOTE: The CUSIP number appearing herein has been included solely for the convenience of the Holders. The Bank of New York Mellon Trust Company, N.A. and Pennsylvania Electric

 Company assume no responsibility for the selection or use of such number and makes no representation as to the correctness of the CUSIP number listed above.